B&H-Photomatrix Business Agreement

                                    Addendum

                                 January 5, 1998


General Definitions

         Time Period

                  This entire agreement will commence January 1, 1998 and be in effect through December 31, 1998, however, the quantity commitment is for the time period January 1, 1998 through June 30, 1998.

Quantity Commitment

         For Time Period January 1998 - June 1998, under Method, replace with the following:

                  Blanket Purchase Order with Individual PO to release a minimum of 9 per month for shipment


         Bell & Howell, IMPG                         Photomatrix Corporation
By:                                          By:
    __________________________________           ______________________________
              Bob Honn                                    Dell D. Glover
Title: Product Marketing Manager               Vice President, Marketing & Sales

Date:                                        Date: